Exhibit 99.1

Allison Transmission Announces Second Quarter 2021 Results

•	Net Sales of $603 million, up 60% year-over-year

•	Net Income of $110 million, 18% of Net Sales, up over 375% year-over-year

•	Adjusted EBITDA of $213 million, 35% of Net Sales

•	Diluted EPS of $1.01

INDIANAPOLIS, July 28, 2021 – Allison Transmission Holdings Inc. (NYSE: ALSN), a leading designer and manufacturer of conventional and electrified vehicle propulsion solutions and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions for commercial and defense vehicles, today reported a 60 percent increase in net sales from the same period in 2020, as the recovery in customer demand and the global economy continue to strengthen, despite ongoing industry production constraints due to global supply chain challenges.

Year-over-year results were led by an 84 percent increase in net sales in the North America On-Highway end market and a 63 percent increase in net sales in the Outside North America On-Highway end market as a result of the continuing recovery in global on-highway customer demand following the pandemic-related disruptions experienced in 2020. Service Parts, Support Equipment & Other end market net sales were up 44 percent from the same period in 2020 principally driven by higher demand for North America service parts, aluminum die cast components and support equipment.

Net sales for the quarter were $603 million. Net income for the quarter was $110 million. Diluted EPS for the quarter was $1.01. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $213 million. Net cash provided by operating activities for the quarter was $131 million. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $95 million.

David S. Graziosi, Chairman and Chief Executive Officer of Allison Transmission commented, “Allison’s second quarter 2021 results reflect an unprecedented recovery in global markets. Customer demand is quickly nearing pre-pandemic levels, and despite broad challenges to global supply chains, industry production is recovering. I am extremely proud of the resilience and dedication demonstrated by the Allison team and extended family throughout this critical and historic time to ensure the continuous delivery of the Allison Brand Promise.

Graziosi continued, “As a result of the ongoing global economic recovery, we are reaffirming the 2021 guidance ranges released to the market on April 28. Finally, during the second quarter, we continued our well-defined approach to capital allocation by settling $130 million of share repurchases, representing 3 percent of outstanding shares, and paying a quarterly dividend of $0.19 per share. Notably, Allison has repurchased over 50 percent of outstanding shares since its 2012 initial public offering.”

Second Quarter Net Sales by End Market

End Market	Q2 2021 Net Sales ($M)	Q2 2020 Net Sales ($M)	% Variance
North America On-Highway	$302	$164	84%
North America Off-Highway	$9	$3	200%
Defense	$48	$42	14%
Outside North America On-Highway	$98	$60	63%
Outside North America Off-Highway	$18	$19	(5%)
Service Parts, Support Equipment & Other	$128	$89	44%

Total Net Sales	$603	$377	60%

Second Quarter Financial Highlights

Gross profit for the quarter was $288 million, an increase of 75 percent from $165 million for the same period in 2020. Gross margin for the quarter was 47.8 percent, an increase of 400 basis points from a gross margin of 43.8 percent for the same period in 2020. The increase in gross profit was principally driven by higher net sales, 2020 restructuring charges that did not recur in 2021 and price increases on certain products partially offset by higher manufacturing expense commensurate with higher net sales and unfavorable material costs.

Selling, general and administrative expenses for the quarter were $80 million, an increase of $11 million from $69 million for the same period in 2020. The increase was principally driven by higher incentive compensation expense and higher commercial activities spending partially offset by the impact of 2020 restructuring charges.

Engineering – research and development expenses for the quarter were $41 million, an increase of $3 million from $38 million for the same period in 2020. The increase was principally driven by increased product initiatives spending partially offset by the impact of 2020 restructuring charges.

Net income for the quarter was $110 million, an increase of $87 million from $23 million for the same period in 2020. The increase was principally driven by higher gross profit partially offset by higher selling, general and administrative expenses and increased product initiatives spending.

Net cash provided by operating activities was $143 million, an increase of $51 million from $92 million for the same period in 2020. The increase was principally driven by higher gross profit and lower cash interest expense partially offset by higher operating working capital requirements, higher cash income taxes, increased product initiatives spending and higher commercial activities spending.

Second Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $213 million, an increase of $98 million from $115 million for the same period in 2020. The increase in Adjusted EBITDA was principally driven by higher gross profit partially offset by increased incentive compensation expense, increased product initiatives spending and higher commercial activities spending.

Adjusted free cash flow for the quarter was $95 million, an increase of $28 million from $67 million for the same period in 2020. The increase was principally driven by higher net cash provided by operating activities partially offset by increased capital expenditures.

Full Year 2021 Guidance Update

We are reaffirming the full year 2021 guidance ranges released to the market on April 28 for Net Sales, Adjusted EBITDA, Net Cash Provided by Operating Activities, Adjusted Free Cash Flow and Capital Expenditures. Allison expects 2021 Net Sales in the range of $2,325 to $2,475 million, Net Income in the range of $395 to $465 million, Adjusted EBITDA in the range of $795 to $885 million, Net Cash Provided by Operating Activities in the range of $585 to $655 million, Adjusted Free Cash Flow in the range of $415 to $475 million and Capital Expenditures in the range of $170 to $180 million.

Our 2021 net sales guidance continues to reflect higher demand in the global On-Highway, Service Parts, Support Equipment & Other and North America Off-Highway end markets as a result of the ongoing global economic recovery and price increases on certain products. Our full year 2021 guidance also assumes the continuation of industry production constraints and global supply chain challenges for the foreseeable future.

Conference Call and Webcast

The company will host a conference call at 8:00 a.m. ET on Thursday, July 29 to discuss its second quarter 2021 results. The dial-in phone number for the conference call is 1-877-425-9470 and the international dial-in number is 1-201-389-0878. A live webcast of the conference call will also be available online at http://ir.allisontransmission.com.

For those unable to participate on the conference call, a replay will be available from 11:00 a.m. ET on July 29 until 11:59 p.m. ET on August 5. The replay dial-in phone number is 1-844-512-2921 and the international replay dial-in number is 1-412-317-6671. The replay passcode is 13721635.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of vehicle propulsion solutions for commercial and defense vehicles, the largest global manufacturer of medium- and heavy-duty fully automatic transmissions, and a leader in electrified propulsion systems that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; increases in cost, disruption of supply or shortage of labor, freight, raw materials or components used to manufacture or transport our products, including as a result of the COVID-19 pandemic; risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including increased trade protectionism; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions; labor shortages, labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; our intention to pay dividends and repurchase shares of our common stock and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, excluding non-recurring restructuring charges, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Raymond Posadas

Managing Director, Investor Relations

ir@allisontransmission.com

(317) 242-3078

Media Relations

media@allisontransmission.com

(317) 242-5000

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net sales	$603	$377	$1,191	$1,014
Cost of sales	315	212	612	523

Gross profit	288	165	579	491
Selling, general and administrative	80	69	153	144
Engineering - research and development	41	38	79	74

Operating income	167	58	347	273
Interest expense, net	(30)	(33)	(59)	(66)
Other income, net	3	5	6	4

Income before income taxes	140	30	294	211
Income tax expense	(30)	(7)	(64)	(49)

Net income	$110	$23	$230	$162

Basic earnings per share attributable to common stockholders	$1.01	$0.20	$2.09	$1.42

Diluted earnings per share attributable to common stockholders	$1.01	$0.20	$2.07	$1.41

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	June 30,	December 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$238	$310
Accounts receivable, net	299	228
Inventories	206	181
Other current assets	55	37

Total Current Assets	798	756
Property, plant and equipment, net	665	638
Intangible assets, net	940	963
Goodwill	2,064	2,064
Other non-current assets	55	56

TOTAL ASSETS	$4,522	$4,477

LIABILITIES
Current Liabilities
Accounts payable	$167	$157
Product warranty liability	29	36
Current portion of long-term debt	6	6
Deferred revenue	39	34
Other current liabilities	188	140

Total Current Liabilities	429	373

Product warranty liability	31	30
Deferred revenue	103	109
Long-term debt	2,505	2,507
Deferred income taxes	473	442
Other non-current liabilities	249	260

TOTAL LIABILITIES	3,790	3,721
TOTAL STOCKHOLDERS’ EQUITY	732	756

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,522	$4,477

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities (a)	$143	$92	$271	$240
Net cash used for investing activities (b) (c)	(48)	(24)	(69)	(45)
Net cash (used for) provided by financing activities	(153)	252	(274)	49
Effect of exchange rate changes on cash	1	—	—	(2)

Net (decrease) increase in cash and cash equivalents	(57)	320	(72)	242
Cash and cash equivalents at beginning of period	295	114	310	192

Cash and cash equivalents at end of period	$238	$434	$238	$434

Supplemental disclosures:
Interest paid	$31	$57	$38	$65
Income taxes paid	$44	$2	$45	$8

(a) Restructuring charges	$—	$3	$—	$3
(b) Additions of long-lived assets	$(48)	$(28)	$(69)	$(49)
(c) Business acquisitions	$—	$4	$—	$4

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (GAAP)	$110	$23	$230	$162
plus:
Income tax expense	30	7	64	49
Interest expense, net	30	33	59	66
Depreciation of property, plant and equipment	26	24	51	46
Amortization of intangible assets	11	13	23	29
Stock-based compensation expense (a)	5	2	8	5
Unrealized loss on foreign exchange (b)	1	—	—	2
Restructuring charges (c)	—	12	—	12
Acquisition-related earnouts (d)	—	1	—	1

Adjusted EBITDA (Non-GAAP)	$213	$115	$435	$372

Net sales (GAAP)	$603	$377	$1,191	$1,014
Net income as a percent of net sales (GAAP)	18.2%	6.1%	19.3%	16.0%
Adjusted EBITDA as a percent of net sales (Non-GAAP)	35.3%	30.5%	36.5%	36.7%
Net cash provided by operating activities (GAAP)	$143	$92	$271	$240
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(48)	(28)	(69)	(49)
Restructuring charges (c)	—	3	—	3

Adjusted free cash flow (Non-GAAP)	$95	$67	$202	$194

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(b)	Represents losses (recorded in Other income, net) on intercompany financing transactions related to investments in plant assets for our India facility.
(c)

Represents restructuring charges (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development) related to voluntary and involuntary separation programs for hourly and salaried employees in the second quarter of 2020.

(d)	Represents expense (recorded in Selling, general and administrative and Engineering - research and development) for earnouts related to our acquisition of Vantage Power Limited.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance
	Year Ending December 31, 2021
	Low	High
Net Income (GAAP)	$395	$465
plus:

Depreciation and amortization	152	152
Interest expense, net	118	118
Income tax expense	113	133
Stock-based compensation expense (a)	16	16
Acquisition-related earnouts (b)	1	1

Adjusted EBITDA (Non-GAAP)	$795	$885

Net Cash Provided by Operating Activities (GAAP)	$585	$655
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-live assets	$(170)	$(180)

Adjusted Free Cash Flow (Non-GAAP)	$415	$475

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(b)	Represents expense (recorded in Selling, general and administrative and Engineering - research and development) for earnouts related to our acquisition of Vantage Power Limited.